Exhibit 21.01

West Corporation and subsidiaries as of 12/31/13

Name	State of Organization	DBAs

West Corporation	Delaware	West Corporation (Delaware)

West Corporation – Delaware

West Corporation of Delaware

West Corporation of Nebraska

InterCall, Inc.	Delaware	Conferencecall.com

The Teleconferencing Center

ECI Conference Call Services

West Conferencing Services, Inc.

InterCall Teleconferencing, Inc.

The Conferencing Center

Intrado, Inc.	Delaware	911Link

West Asset Management, Inc.	Delaware	WAM West Asset Management, Inc.

WAM West Asset Management

Accent Cost Containment Solutions

West At Home, LLC	Delaware	West At Home, LLC of Delaware

WBS At Home

West Business Solutions, LLC		West Business Services, Insurance Sales, LLC

West Business Services Limited Partnership

West Business Engagement Services, LLC

West Business Solutions (Delaware)

West Language Services

West Direct, LLC	Delaware	Legal Rewards

Major Savings

Savings Direct

Essential Savings

TeleConference USA

West Direct Government Services

West Facilities, LLC	Delaware	Delaware Facilities Corporation

West IP Communications, Inc.	Delaware	Smoothstone IP Communications

West Notifications, Inc.	Delaware	TeleVox Software

Twenty First Century Communications

Twenty First Century Communications Televox Software

West Notifications Group

Interactive Serivces

Intrado Canada, Inc.	Canada	West IP Communications

A Better Conference, Inc.	Delaware	None

Annex Holdings HC Corporation	Delaware	None

Asset Direct Mortgage, LLC	Delaware	None

BuyDebtCo, LLC	Nevada	None

Name	State of Organization	DBAs

Conferencecall Services India Private Limited	India	None

Cosmosis Corporation	Colorado	None

Intercall (Beijing) Technology Consulting Co., Ltd.	China	None

Intercall (Beijing) Technology Consulting Co., Ltd., Shanghai Branch	Shanghai (branch only – not a separate entity)	None

Genesys Conferencing Limited	United Kingdom	None

Genesys Conferencing Ltd.	Canada	None

Genesys Conferencing ServiÇos de TelecomunicaÇões, Lda	Portugal	None

Holly Australia Pty. Ltd.	Australia	None

Holly Connects, Inc.	Delaware	None

Hypercube Telecom, LLC	Delaware	None

Hypercube, LLC	Delaware	None

InterCall Asia Pacific Holdings Pte. Ltd.	Singapore	None

InterCall Australia Pty. Ltd.	Australia	None

InterCall Canada, Inc.	Canada	None

InterCall Conferencing Mexico, S. de R.L. de C.V.	Mexico	None

InterCall Conferencing Services Limited	United Kingdom	None

InterCall Conferencing Services Mexico, S. de R.L. de C.V.	Mexico	None

InterCall de Mexico, S. de R.L.de C.V.	Mexico	None

InterCall Europe Holdings SAS	France	None

InterCall Europe SAS	France	None

InterCall Filial Af InterCall Sweden Ab, Sverige	Denmark (branch only – not a separate entity)	None

InterCall France Holdings SAS	France	None

InterCall France SAS	France	None

InterCall GmbH	Germany	None

InterCall Hong Kong Limited	Hong Kong	None

InterCall India Conference Services Private Limited	India	None

InterCall Japan KK	Japan	None

InterCall Korea Co., Ltd.	Korea	None

InterCall Netherlands	Netherlands (branch only – not a separate entity)	None

InterCall New Zealand Limited	New Zealand	None

InterCall S.R.L.	Italy	None

InterCall SA	Belgium	None

InterCall Services Malaysia Sdn. Bhd.	Malaysia	None

InterCall Singapore Pte. Ltd.	Singapore	None

InterCall Spain S.A., Sociedad Unipersonal	Spain	None

Name	State of Organization	DBAs

InterCall Sweden AB	Sweden	None

InterCall Sweden Aktiebolag, Filial i Finland	Finland (branch only – not a separate entity)	None

InterCall Sweden Norsk Avdelning av Utelandsk Foretak	Norway (branch only – not a separate entity)	None

InterCall Telecom Ventures, LLC	Delaware	None

Intrado Command Systems, Inc.	New Jersey	None

Intrado Communications Inc.	Delaware	None

Intrado Communications of Virginia Inc.	Virginia	None

Intrado Inc.	Delaware	None

Intrado Information Systems Holdings, Inc.	Delaware	None

Intrado International, LLC	Delaware	None

Intrado Systems Corp.	Georgia	None

Jamaican Agent Services Limited	Jamaica	None

May Family Investments Limited	United Kingdom	None

Northern Contact, Inc.	Delaware	None

Positron Public Safety Systems Inc.	Argentina (branch only – not a separate entity)	None

Preferred One Stop Technologies Limited	United Kingdom	None

Rubik Acquisition Company, LLC	Delaware	None

Stargate Management, LLC	Colorado	None

The Debt Depot, LLC	Delaware	None

Twenty First Century Communications of Canada, Inc.	Ohio	None

Twenty First Century International Services, LLC	Ohio	None

Unisfair Ltd.	Israel	None

West Asset Purchasing, LLC	Nevada	None

West Contact Services Mexico, S. de R.L. de C.V.	Mexico	None

West Contact Services, Inc.	Philippines	None

West Direct II, Inc.	Arizona	None

West Education Foundation	Nebraska	None

West Interactive Corporation	Delaware	None

West Interactive Corporation II	Delaware	None

West Interactive Pty. Ltd.	Australia	None

West International Corporation	Delaware	None

West International Holdings Limited	United Kingdom	None

West Netherlands B.V.	Netherlands	None

West Netherlands C.V.	Netherlands	None

West Netherlands Cooperatief U.A.	Netherlands	None

West Professional Services, Inc.	Delaware	None

Name	State of Organization	DBAs

West Receivable Services, Inc.	Delaware	None

West Receivables Holdings LLC	Delaware	None

West Receivables LLC	Delaware	None

West Receivables Purchasing LLC	Nevada	None

West Teleconferências e Comunicações Ltda.	Brazil	None

West Telemarketing Canada, ULC	Canada	None

Worldwide Asset Purchasing, LLC	Nevada	None